EXHIBIT 4.1

FORM OF NOTE

[FACE OF SECURITY]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO LIFETIME BRANDS, INC. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

        THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        BY ITS ACQUISITION HEREOF, THE HOLDER (I) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH LIFETIME BRANDS (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE AND DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.(2)

_________________

(1)     This legend should be included only if the Security is issued in global form.

(2)     This legend should only be included if the Security requires the Restricted Securities Legend.

LIFETIME BRANDS, INC.

4.75% CONVERTIBLE SENIOR NOTE DUE 2011

CUSIP NO. 53222QAA1

No. ____ Principal Amount $________

        LIFETIME BRANDS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ , or its registered assigns, the principal sum of _______ U.S. Dollars ($_______) on July 15, 2011, subject to adjustment as noted in the Schedule of Increases and Decreases of Global Security attached hereto.

        Interest Payment Dates: January 15 and July 15, commencing January 15, 2007.

        Regular Record Dates: January 1 and July 1 (whether or not a Business Day).

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by a duly authorized Officer.

Dated: ______________

LIFETIME BRANDS, INC. By: ______________________________ Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

        This is one of the 4.75% Convertible Senior Notes due 2011 described in the within-named Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee By:_____________________________________ Authorized Officer Name: Title:

Dated: ______________

[REVERSE OF SECURITY]

LIFETIME BRANDS, INC.

4.75% CONVERTIBLE SENIOR NOTE DUE 2011

        Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1.        Principal and Interest. Lifetime Brands, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the Interest Rate from the most recent date to which interest has been paid or provided for, or if no interest has been paid or provided for, from the Issue Date until repayment at Maturity or repurchase. The Company shall pay interest on this Security semiannually in arrears on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing January 15, 2007.

        Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

        Subject to Section 2.17 of the Indenture, a Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date. A Holder of any Security that is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date shall be entitled to receive interest (including Liquidated Damages, if any) on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder that surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (excluding Liquidated Damages, if any) on the principal amount of such Security so converted, that is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion; provided that no such payment need be made (a) if the Company has specified a Repurchase Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date, (b) to the extent of any Defaulted Interest, if any exists at the time of conversion with respect to such Securities, or (c) the Securities are surrendered for conversion on or after July 1, 2011.

        The Company shall pay Liquidated Damages in accordance with the terms of the Registration Rights Agreement.

        If a Holder elects to convert some or all of its Securities into Common Stock during a Registration Default, the Conversion Rate will increase by 3%.

        Any amount of Liquidated Damages shall be payable semiannually, in arrears, on each Interest Payment Date and shall cease to accrue on the earlier of (i) the day after the end of the Shelf Registration Period (as defined in the Registration Rights Agreement) and (ii) the date the Registration Default is cured. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.

    2.        Method of Payment. Interest on any Security that is payable, and is to be punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Principal of and interest on, Global Securities shall be payable to the Depositary in immediately available funds.

        Principal of Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Securities shall be payable by (i) U.S. Dollar check drawn on a bank located in the city where the Corporate Trust Office of the Trustee is located mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds.

    3.        Paying Agent and Registrar. Initially, HSBC Bank USA, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

    4.        Indenture. The Company issued this Security under an Indenture, dated as of June 27, 2006 (the “Indenture”), between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”).

        This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

      5.         [RESERVED]

    6.        Repurchase Rights. Repurchase Right Upon a Fundamental Change. If a Fundamental Change occurs at any time prior to Maturity of the Securities, the Holder of Securities, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Securities (or any portion of the principal amount hereof that is at least $1,000 or a multiple thereof; provided, however, that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased, plus any accrued and unpaid interest (including Liquidated Damages, if any) to, but excluding, the Repurchase Date (the “Repurchase Price”); provided, however, that if the Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of any accrued and unpaid interest (including Liquated Damages, if any) payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date; provided, further, that installments of interest on Securities whose Stated Maturity is prior to or on the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 of the Indenture. Notwithstanding the foregoing, the Company shall not be obligated to repurchase any Securities pursuant to the exercise of a Repurchase Right if a declaration of acceleration has been made in accordance with the terms of the Indenture and not been rescinded in accordance with such terms.

        A Company Notice shall be given by the Company to the Holders as provided in the Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice as provided in the Indenture.

    7.        Conversion Rights. (a) Subject to and upon compliance with the provisions of the Indenture, the Holder of Securities shall be entitled, at such Holder’s option, at any time before the close of business on the Business Day immediately preceding July 15, 2011, to convert the Holder’s Securities (or any portion of the principal amount hereof that is $1,000 or a multiple thereof), at the principal amount thereof or of such portion thereof into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Rate in effect at the time of conversion. In addition, the Holder of Securities is entitled to receive Additional Shares upon conversion in certain circumstances as more fully described in the Indenture. Notwithstanding the foregoing, if, at the time a Holder tenders Securities for conversion, there exists a Registration Default, the Conversion Rate shall be increased by 3%.

    (b)        If a Holder exercises its Repurchase Right with respect to a Security (or a portion thereof), such conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.

    (c)        Each $1,000 principal amount of the Securities shall initially be convertible into 35.7143 shares of Common Stock (referred to as the “Conversion Rate”) (which is equivalent to an initial Conversion Price for each $1,000 principal amount of the Securities of approximately $28.00 per share of Common Stock). The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

    (d)        Subject to subsection (b) above, regardless of anything else contained herein, Holders may surrender their Securities for conversion into shares of the Common Stock at any time prior to the close of business on the Business Day immediately preceding July 15, 2011.

    (e)        To exercise the conversion right, the Holder must surrender the Security (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company. Any Security surrendered for conversion during the period between the close of business on any Regular Record Date and the opening of business on the corresponding Interest Payment Date shall be accompanied by payment of an amount equal to the accrued and unpaid interest (excluding Liquidated Damages, if any) payable on such Interest Payment Date by the Company on the principal amount of the Security being surrendered for conversion. However, no such payment need be made (1) if the Company has specified a Repurchase Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest, if any exists at the time of conversion with respect to such Securities, or (3) the Securities are surrendered for conversion on or after July 1, 2011.

    (f)        No fractional shares of Common Stock shall be issued upon conversion of any Securities. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

    8.        [RESERVED]

    9.        Denominations; Transfer; Exchange. The Securities are issuable in registered form, without interest coupons, in denominations of $1,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

        In the event of conversion or repurchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unpurchased portion thereof shall be issued in the name of the Holder hereof.

    10.        Persons Deemed Owners. The registered Holder of this Security shall be treated as its owner for all purposes.

    11.        Unclaimed Money. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

    12.        [RESERVED]

    13.        Amendment; Supplement; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Liquidated Damages, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

    14.        Defaults and Remedies. The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

    (a)        the Company defaults in the payment of the principal on any of the Securities when it becomes due and payable at Maturity, upon exercise of a Repurchase Right or otherwise; or

    (b)        the Company defaults in the payment of interest (including Liquidated Damages, if any) on any of the Securities when it becomes due and payable and such default continues for a period of 30 days; or

    (c)        the Company fails to deliver shares of Common Stock, together with cash in lieu thereof in respect of any fractional shares, cash or cash and shares of the Common Stock (or Reference Property) upon conversion of a Security in accordance with Article 12, and such failure continues for 10 days; or

    (d)        the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and such default continues for a period of 60 consecutive days after written notice of such failure is given as specified in the Indenture; or

    (e)(i)        the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $5,000,000, or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been withdrawn, cured, waived, rescinded or otherwise annulled, in the case of either clause (i) or (ii) above, for a period of 30 days after written notice is given to the Company as specified in the Indenture; or

    (f)        the Company fails to give to each Holder of Securities notice of a Fundamental Change pursuant to Section 11.01(b) of the Indenture; or

    (g)        there are certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary of the Company.

        If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

    15.        Authentication. This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

    16.        Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

    17.        Additional Rights of Holders of Registrable Securities. In addition to the rights provided to Holders under the Indenture, Holders of Registrable Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement.

    18.        CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of exchange as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of exchange and reliance may be placed only on the other identification numbers placed thereon.

    19.        Governing Law. The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.

    20.        Successor Corporation. In the event a successor corporation assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company shall be released from all such obligations.

ASSIGNMENT FORM

        To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

_____________________________________________
(Insert assignee's soc. sec. or tax ID. no.)

_____________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:

Your Name:

_____________________________________________
(Print your name exactly as it appears on the face of this Security)

Your Signature:

_____________________________________________
(Sign exactly as your name appears on the face of this Security)

SIGNATURE GUARANTEE*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of this Security occurring prior to the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

[_]     (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[_]     (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.07, 2.08 and 2.09 of the Indenture shall have been satisfied.

Dated: ________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

_____________________________________________
Signature must be guaranteed by a participant
in a recognized signature guaranty medallion program or
other signature guarantor acceptable to the Trustee.

        TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________________________

NOTICE: To be executed by an executive officer

CONVERSION NOTICE

TO:	LIFETIME BRANDS, INC. One Merrick Avenue Westbury, New York 11590 Attention: General Counsel

        The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or a whole multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Security.

Dated:

Your Name:

_____________________________________________
(Print your name exactly as it
appears on the face of this Security)

Your Signature:

_____________________________________________
(Sign exactly as your name
appears on the face of this Security)

Signature Guarantee*:

_____________________________________________

Social Security or other Taxpayer Identification Number:

_____________________________________________

Principal amount to be converted (if less than all): $_________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

_________________________________
                (Name)

_________________________________
                (Street Address)

_________________________________
                (City, State and Zip Code)

In connection with any conversion of this Security occurring prior to the end of the period referred to in Rule 144(k) under the Securities Act, if any shares of the Common Stock to be issued upon conversion of this Security are to be registered in a name other than that of the undersigned registered owner, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

[_]     (a) this Security and the shares of Common Stock to be issued upon conversion of this Security are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[_]     (b) this Security and the shares of Common Stock to be issued upon conversion of this Security are being transferred other than in accordance with above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security or the shares of Common Stock to be issued upon conversion of this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.07, 2.08 and 2.09 of the Indenture shall have been satisfied.

TO BE COMPLETED BY TRANSFEREE IF (A) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________________________

Notice: To be executed by an executive officer

NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO:	LIFETIME BRANDS, INC. One Merrick Avenue Westbury, New York 11590 Attention: General Counsel

        The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Lifetime Brands, Inc. (the “COMPANY”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, in accordance with the terms of the

Indenture referred to in this Security, together with any interest (including Liquidated Damages, if any) accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash.

Dated:

Your Name:

_____________________________________________
(Print your name exactly as it
appears on the face of this Security)

Your Signature:

_____________________________________________
(Sign exactly as your name
appears on the face of this Security)

Signature Guarantee*:

_____________________________________________

Social Security or other Taxpayer Identification Number:

_____________________________________________

Principal amount to be converted (if less than all): $_________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Serial Number: ___________________

Certificate Number (if Physical Security): ___________________

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY(3)

Initial Principal Amount of Global Securities: _________________U.S. Dollars
($_________________)

The following increases or decreases in the principal amount of this Global Security have been made:

Date	Amount of Decrease In Principal Amount of its Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)

Signature of Authorized Officer or Trustee

_________________

________________________________________
(3)     This schedule should be included only if the Security is issued in global form.